Exhibit 3.1

CHARTERMAC

___________________________________

Amendment No. 4 to the Second Amended and Restated Trust Agreement

of CharterMac

____________________________________

This Amendment No. 4, dated as of April 2, 2007 (“Amendment No. 4”) to the Trust Agreement (as defined below) of CharterMac, a Delaware statutory trust, is entered into by and among the undersigned Trustees. Capitalized terms used but not defined shall have the meaning assigned to such terms in Article 2 of the Trust Agreement.

A.            WHEREAS, CharterMac (the “Trust”) was created as a statutory trust in accordance with the applicable provisions of the Delaware Statutory Trust Act pursuant to a Trust Agreement, dated August 12, 1996, as amended by Amendment No. 1 to the Trust Agreement, dated April 30, 1997; (as so amended, the “Original Trust Agreement”);

B.           WHEREAS, the Original Trust Agreement was subsequently amended and restated by the Amended and Restated Trust Agreement, dated September 30, 1997, as amended by Amendment Nos. 1, 2, 3 and 4 to the Amended and Restated Trust Agreement, dated May 8, 2000, December 11, 2000, June 13, 2002 and November 17, 2003, respectively (as so amended, the "First Amended and Restated Trust Agreement");

C.           WHEREAS, the First Amended and Restated Trust Agreement, was further amended and restated by the Second Amended and Restated Trust Agreement, dated November 17, 2003 as further amended by Amendment Nos. 1, 2 and 3, dated September 20, 2005, November 30, 2005 and June 13, 2006, respectively, (as so amended, the “Trust Agreement”)

D.           WHEREAS, Section 10.4 of the Trust Agreement authorizes the Board of Trustees of the Trust to amend the Trust Agreement; and

E.            WHEREAS, pursuant to resolutions adopted on February 7, 2007, the Board of Trustees of the Trust resolved to amend the Trust Agreement to reflect a change in the Trust’s name from its current name to “Centerline Holding Company”.

NOW THEREFORE, the Trust Agreement is hereby amended as follows:

1.            Name Change. The heading of the Trust Agreement is hereby amended and restated to read as follows:

CENTERLINE HOLDING COMPANY

SECOND AMENDED AND RESTATED TRUST AGREEMENT

2.	Paragraph 1.1	Paragraph 1.1 of the Trust Agreement is hereby amended as follows:

1.1          Name. The trust hereby continued shall be known as Centerline Holding Company in which name the Board of Trustees may conduct business or any subsequent name as shall be selected by the Board of Trustees.

3.            Definition of “Trust.” The definition of “Trust” in Article 2 of Trust Agreement is hereby amended and restated to read as follows:

“Trust” shall mean Centerline Holding Company.

4.            Definition of “CharterMac”. All other references in the Trust Agreement to “CharterMac” are hereby deleted and “Centerline Holding Company” is substituted in lieu thereof.

5.            No Other Changes. Except to the extent expressly amended by the terms of this Amendment, all terms and conditions of the Trust Agreement shall remain in full force and effect in accordance with their terms.

6.            Binding Nature. This Amendment No. 4 shall be binding upon, and shall inure to the benefit of, the party hereto and its respective successors and assigns.

7.            Governing Law. This Amendment No. 4 shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, all rights and remedies being governed by such laws without regard to principles of conflicts of laws.

8.            Amendments. This Amendment No. 4 may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the date first above written.

MANAGING TRUSTEES:

/s/ Peter T. Allen

Name: Peter T. Allen

/s/ Jeff T. Blau

Name: Jeff T. Blau

/s/ Leonard W. Cotton

Name: Leonard W. Cotton

/s/ Robert J. Dolan

Name: Robert J. Dolan

/s/ Nathan Gantcher

Name: Nathan Gantcher

/s/ Jerome Y. Halperin

Name: Jerome Y. Halperin

/s/ Robert L. Loverd

Name: Robert L. Loverd

/s/ Robert A. Meister

Name: Robert A. Meister

/s/ Janice Cook Roberts

Name: Janice Cook Roberts

/s/ Stephen M. Ross

Name: Stephen M. Ross

/s/ Marc D. Schnitzer

Name: Marc D. Schnitzer

/s/ Thomas W. White

Name: Thomas W. White

REGISTERED TRUSTEE:
WILMINGTON TRUST COMPANY

By: /s/ Rachael L. Simpson
Name: Rachael L. Simpson
Title: Sr. Financial Services Officer

SHAREHOLDERS
BY: CharterMac Capital L.L.C. pursuant to the
power of attorney granted in Section 13.1
of the Trust Agreement

By: /s/ Mark Schnitzer
Name: Mark Schnitzer
Title: Chief Executive Officer